Page 1 of 2 Notice of Grant Of Restricted Stock Units Award T. Rowe Price Group, Inc. ID: 52-2264646 100 E. Pratt Street Baltimore, MD 21202 USA Award Number: ID: Plan: On [Date] (the Grant Date), T. Rowe Price Group, Inc. (Price Group) granted you [Number of units] restricted stock units (the Stock Units) as a performance-based restricted stock award under Price Group’s 2012 Long-Term Incentive Plan (the Plan). The closing price of Price Group common stock on the Grant Date was $101.89 per share. This grant is intended to be a Qualified Performance Based Award as defined in the plan. On vesting, the eligible Stock Units convert to shares of Price Group Common stock (Common stock), as described in the Statement of Additional Terms Regarding Awards of Restricted Stock Units [Version3A/ Version 3B] (the Statement of Additional Terms) which sets forth the terms and conditions of this grant. Performance Threshold: Price Group's operating margin (OM) for the 12-month period measured from [Date] through [Date] (the Performance Period) is at least 100% of the average operating margin of the Peer Companies for the same period, subject to adjustment as described in the Statement of Additional Terms (the Industry Average Margin). Operating margin for the Price Group and any Peer Company will be determined by dividing net operating income by total revenues for the Performance Period, as reported in the consolidated financial statements filed with the Securities and Exchange Commission or, if the financial statements are not available for a Peer Company at the time of determination, as otherwise disclosed in a press release by the Peer Company; in each case as adjusted to exclude the effects of goodwill impairment, the cumulative effect of changes in accounting policies or principles, and gains or losses from discontinued operations, as each is reflected on the face of or in the notes to the relevant financial statements. For this purpose, the Peer Companies are the entities listed below, and the determination of the Industry Average Margin is subject to adjustment as described in the Statement of Additional Terms. [Peer Company List] The Executive Compensation and Management Development Committee of Price Group’s Board of Directors (ECC) will determine, within 60 days after the close of the Performance Period, the extent to which the Performance Threshold has been achieved. Stock Units eligible to be earned according to the vesting schedule below will be determined as follows: Price Group's OM as a Percentage of Industry RSU's RSU's Eligible to be Earned Under Average Margin Forfeited the Vesting Schedule At least 100% 0% 100% At least 90% but less than 100% 10% 90% At least 80% but less than 90% 20% 80% At least 70% but less than 80% 30% 70% At least 60% but less than 70% 40% 60% At least 50% but less than 60% 50% 50% Less than 50% 100% 0%

Page 2 of 2 Vesting Schedule: Except as otherwise provided in the Statement of Additional Terms, so long as your Service with Price Group and/or its affiliates is continuous from the Grant Date through any Vesting Date below, you will vest in the corresponding percentage of the Stock Units earned as (determined in the table above) and they will be converted to shares of common stock. Vesting Date Percent of Eligible RSUs that Vest [Date] 20% [Date] 20% [Date] 20% [Date] 20% [Date] 20% 6-Dec-2017 CEO & President Date To accept this grant you must, on or after [Date], access the T. Rowe Price Exchange Web site and select My Links > TROW Employee Stock Transactions > Equity Award Information tab > Equity Award Information (Express Desktop) or go to https://home2.troweprice.com/tsso/tssoweb/SSOServlet. After signing in using your T. Rowe Price network logon and password, you will be in Express Desktop. Click on Grant History under the type of award you received and accept the appropriate award(s) by selecting the Pending link in the Status column. You must accept this grant by no later than [Date]. By accepting the grant online, you acknowledge that you have been provided, have read and agree to be bound by the terms of the Statement of Additional Terms under which this grant has been made and the prospectus for the 2012 Long-Term Incentive Plan, both of which are available on the Express Desktop. You also consent to the electronic delivery, via email, posting on Price Group’s Web site, Express Desktop or the Web site of any third party vendor that provides stock plan administrative services to Price Group, of this Notice, the Statement of Additional Terms and all future notices or other information with respect to this grant, the 2012 Long-Term Incentive Plan, and the common shares of Price Group. You may receive from the Company, at no cost to you, a paper copy of any electronically delivered documents by contacting the Payroll and Stock Transaction Group in the CFO-Finance Department in the Baltimore, Maryland - Pratt Street office or by telephone, at 410-345-7716.